Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-214581 on Form F-4 and Registration Statements Nos. 333-165065, 333-165566, 333-169272, 333-171231, 333-172069, 333-178664, 333-188517, 333-192806, 333-201386 and 333-208634 on Form S-8 of our report dated 14 March 2016 relating to the financial statements (which includes an explanatory paragraph regarding retrospective adjustments to the 2015 and 2014 consolidated financial statement disclosures on segment information), which appears in Anheuser-Bush InBev SA/NV’s Annual Report on Form 20-F for the year ended 31 December 2016.

Sint-Stevens-Woluwe, 22 March 2017

PricewaterhouseCoopers Bedrijfsrevisoren BCVBA

Represented by

/s/ Koen Hens
Koen Hens Bedrijfsrevisor